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EXHIBIT 99.11

Merger of
Business Bank of California, Business Bancorp
and
Union Bank of California, N.A.

To the participants in the Business Bank of California Retirement Savings Plan (the "401(k)"):

        Pursuant to the proposed merger of Business Bancorp, Business Bank of California, and Union Bank of California, N.A., as described in the enclosed proxy statement/prospectus dated                         , 2003 and the related Agreement and Plan of Merger and Reorganization dated September 25, 2003 (the "Merger Agreement"), enclosed for your consideration and to be completed by you is a CREAM Instruction Form. In addition, we have enclosed for your information only a GREEN Letter of Transmittal/Election Form relating to the merger. Also enclosed is a CREAM reply envelope for your use in returning the properly completed and signed CREAM Instruction Form.

        As described in the enclosed materials, each of the shares of Business Bancorp common stock held in your account under the 401(k) will be converted on a share by share basis, based on your election, into the right to receive a fraction of a share of common stock of UnionBanCal Corporation (the "Stock Election") or cash (the "Cash Election").

        These elections are subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

  Making an election:

  a)
  DOES NOT HAVE THE EFFECT of casting a vote with respect to adoption of the Merger Agreement at the special meeting of shareholders of Business Bancorp. To vote on the Merger Agreement, please consult the proxy statement/prospectus; and

  b)
  WILL NOT RESULT IN PERFECTION of any appraisal rights that may be available, as discussed in the proxy statement/prospectus under "The Merger—Dissenters' rights of appraisal."

        Participants in the 401(k) who fail to make a valid and timely Cash Election or Stock Election with respect to the shares of Business Bancorp common stock held in their accounts under the 401(k) will have an election made on their behalf by the 401(k) Trustee for a combination of stock consideration and cash consideration that is in proportion to the aggregate elections of all 401(k) participants making timely elections. 401(k) participants making Cash Elections for some or all of the shares of Business Bancorp common stock held in their accounts under the 401(k) (including 401(k) participants who fail to make elections and have Cash Elections made for some or all of such shares by the 401(k) Trustee) may be subject to a proration process in which the 401(k) participants may receive for such shares a combination of cash consideration and stock consideration other than that which such participants have elected. All elections are subject to the allocation procedures set forth in Section 1.4 of the Merger Agreement that is described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Business Bancorp common stock."

        These materials are being sent to you as the beneficial owner of Business Bancorp common stock held for your account under the 401(k), but not registered in your name. Bankers Trust Company, N.A., the 401(k) Trustee is the holder of record of the Business Bancorp common stock held in your 401(k) account. Accordingly, you must give instructions using the CREAM Instruction Form provided below (and not using the GREEN Letter of Transmittal/Election Form, which is furnished for your information only) as to whether you wish to receive for each Business Bancorp share held in your

401(k) account, the cash consideration or the stock consideration. Your instructions are to be sent to Principal Financial Group, the outside administrator for the 401(k), which will assist the 401(k) Trustee in determining the aggregate number of shares of Business Bancorp common stock held in the 401(k) for which the Cash Election and the Stock Election are to be made. Only the 401(k) Trustee, as record holder of the Business Bancorp common stock in your 401(k) account, can execute and submit a GREEN Letter of Transmittal/Election Form on behalf of the shares held in your 401(k) account.

        Please note that because you are permitted to elect to receive either the cash consideration or the stock consideration on a share by share basis, you may elect to receive the cash consideration in exchange for some of the shares in your 401(k) account, and the stock consideration in exchange for other shares in your 401(k) account. This may result in your 401(k) account receiving a combination of the cash consideration and the stock consideration in exchange for all of such shares of Business Bancorp common stock. Also, because a minimum amount of stock consideration must be issued in the merger, your 401(k) account may ultimately receive consideration in a form other than the form you selected if you make a Cash Election with respect to any such shares.

        For an election to be validly made, the 401(k) Trustee must make an election on behalf of your 401(k) account with Computershare Trust Company of New York, the exchange agent (the "Exchange Agent"), by 5:00 p.m., Eastern Time, on the election deadline, which is                        , 2004, the last business day preceding the date of the Business Bancorp special shareholders' meeting that is being held to vote on adoption of the Merger Agreement. In order for the 401(k) Trustee to make such a timely election, your instructions must be received by the outside administrator by 5:00 p.m., Eastern Time,         days prior to the election deadline, which is                        , 2004. You may revoke your election instructions by executing and delivering a revised duly executed instruction form to the outside administrator, in either case or by giving written notice to the outside administrator no later than [                        ], 2004.

        Any Business Bancorp common stock held in the 401(k) account of a participant who fails to provide instructions to the 401(k) Trustee on or before                        , 2004, will be subject to a default election by the 401(k) Trustee that is a combination of cash consideration and stock consideration based upon the aggregate elections of all 401(k) participants providing timely instructions as set forth in the 401(k) plan document and described in the proxy statement/prospectus under "Business Bancorp Shareholders' Meeting—Voting and tendering by participants in the Business Bank of California 401(k) Plan."

        Your merger consideration election with respect to the Business Bancorp common stock credited to your account under the 401(k) will be kept confidential and will not be provided to Business Bancorp, Business Bank of California, UnionBanCal Corporation or Union Bank of California, N.A. Bankers Trust Company N.A., as Trustee, and Principal Financial Group, the outside administrator, will receive your election and submit an aggregate election to the Exchange Agent, and they are responsible for ensuring compliance with these confidentiality procedures.

        None of the parties to the Merger Agreement or their respective boards of directors makes any recommendation as to whether holders of Business Bancorp common stock should elect to receive the cash consideration, the stock consideration or a combination of the cash consideration and stock consideration. Each shareholder must make his or her own decision with respect to that election.

        You do not have to submit any certificates for Business Bancorp common stock, which the 401(k) Trustee is holding in your 401(k) account. The 401(k) Trustee will submit these certificates.

        With respect to Business Bancorp common stock held in your 401(k) account, you can only make an election using the CREAM Instruction Form provided below. Do not complete the GREEN Letter of Transmittal/Election Form with respect to shares held in your 401(k) account. Only the 401(k) Trustee can execute and submit a GREEN Letter of Transmittal/Election Form on behalf of your 401(k)

account. If you wish to have the 401(k) Trustee complete the GREEN Letter of Transmittal/Election Form with respect to the shares of Business Bancorp common stock held in your 401(k) account, please so instruct the 401(k) Trustee by completing, executing and returning to the outside administrator the CREAM Instruction Form attached to this letter.

        Please return the CREAM Instruction Form as promptly as practicable so that the 401(k) Trustee may include your election in its aggregate election for all 401(k) shares submitted to the Exchange Agent prior to the election deadline. If instructions are not provided to the 401(k) Trustee in a timely fashion, you will receive merger consideration in exchange for your Business Bancorp common stock in accordance with the default election by the 401(k) Trustee, which is a combination of cash consideration and stock consideration based upon the aggregate elections of all 401(k) participants providing timely instructions as set forth in the 401(k) plan document and described in the proxy statement/prospectus.

The Information Agent for the Merger is:

MacKenzie Partners, Inc.
 CALL TOLL-FREE (800) 322-2885
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
E-mail: proxy@mackenziepartners.com

(Return This Form in The CREAM Envelope)

INSTRUCTION FORM
WITH RESPECT TO THE MERGER OF
BUSINESS BANK OF CALIFORNIA, BUSINESS BANCORP AND
UNION BANK OF CALIFORNIA, N.A.

To Bankers Trust Company N.A.:

        The undersigned acknowledge(s) receipt of the letter from Business Bancorp and the related GREEN Letter of Transmittal/Election Form relating to the above merger. The undersigned acknowledges that the terms pursuant to which the merger will be effected in accordance with the Merger Agreement, including the amount and form of consideration to be received by holders of Business Bancorp common stock, the effect of the Merger Agreement (including the extinguishing of all rights under the Business Bancorp Rights Agreement, as defined in the Merger Agreement), and certain conditions to the consummation of the merger, are summarized in the proxy statement/prospectus, and those terms and conditions are set forth in the Merger Agreement.

        This CREAM Instruction Form instructs you that the undersigned hereby makes the election below for all of the Business Bancorp common stock beneficially owned by the undersigned and which is held for the account of the undersigned under the Business Bank of California Retirement Savings Plan, subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

Check one of the boxes below:		Total Number of Shares with respect to which an
☐	Stock Election for All Shares	election is being made

☐	Cash Election for All Shares
☐	Mixed Election—Convert:	(Signature of Participant)
Business Bancorp shares	Name:
into Cash Consideration; and all
remaining Business Bancorp shares	Address:
into Stock Consideration
(Include Zip Code)
Area Code and Telephone Number:

Social Security or other Tax Identification Number
Dated:

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Merger of Business Bank of California, Business Bancorp and Union Bank of California, N.A.
INSTRUCTION FORM WITH RESPECT TO THE MERGER OF BUSINESS BANK OF CALIFORNIA, BUSINESS BANCORP AND UNION BANK OF CALIFORNIA, N.A.